Exhibit 4.14






_________________________________________________________________

            HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY

                                    and

                           TAMPA ELECTRIC COMPANY


_________________________________________________________________


              FIRST SUPPLEMENTAL INSTALLMENT PURCHASE CONTRACT


_________________________________________________________________


                         Dated as of August 2, 1984


_________________________________________________________________


                                Relating to

                 $3,950,000 Hillsborough County Industrial
                      Development Authority Pollution
                        Control Revenue Bonds (Tampa
                         Electric Company Project),
                                Series 1984A























                                                               Exhibit 4.14



              FIRST SUPPLEMENTAL INSTALLMENT PURCHASE CONTRACT

     This FIRST SUPPLEMENTAL INSTALLMENT PURCHASE CONTRACT, dated as of the 2nd day of August, 1984 (the "First Supplemental Contract") to the INSTALLMENT PURCHASE CONTRACT made and entered into as of the 31st day of January, 1984 (the "Original Contract"), by and between the HILLSBOROUGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY, a public body corporate and politic and a public instrumentality created pursuant to the laws of the State of Florida (the "Issuer"), and TAMPA ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Florida (the "Company"):

                            W I T N E S S E T H:

     In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a debt, liability or obligation of any authority or county or of the State of Florida or any political subdivision thereof, except to the extent that the Bonds hereinafter mentioned shall be a limited obligation of the Issuer, payable solely out of the moneys derived from the Original Contract and this First Supplemental Contract (collectively, together with any other supplements and amendments permitted by the Indenture, as defined in the Original Contract, the "Contract", the sale of the Bonds referred to in
Section 4.2 of the Contract and in Article III hereof and the First Mortgage Bonds, if any, referred to in Section 5.3 of the Contract):






























                                                               Exhibit 4.14

                                 ARTICLE I

                   DEFINITIONS AND RULES OF CONSTRUCTION

     Section  1.1.    Definitions.    (a)    All words and terms defined in
Section 1.1 of the Original Contract shall have the same meanings in this First Supplemental Contract.

     (b) In addition to words and terms elsewhere defined in this First Supplemental Contract, the following words and terms shall have the following meanings:

     "Adjustable Rate Index" for the Series 1984A Bonds means for each Interest Rate Period, the interest rate determined by the Indexing Agent as of December 26 of the preceding Interest Rate Period, to be the average yield of not less than 20 twelve-month securities selected by the Indexing Agent and evaluated at par, the interest on each of which securities is exempt from federal income taxation and the issuer of each of which has long-term securities rated by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation in the same long-term debt category as the rating of the Series 1984A Bonds (without regard to any rating refinement or graduation by a numerical modifier or otherwise); provided, however, that in the event the Series 1984A Bonds are no longer rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation or that the Indexing Agent no longer determines or fails to determine the Adjustable Rate Index, the Adjustable Rate Index for such Interest Rate Period will be determined by the Remarketing Agent and will be 1/4 of 1% over the average twelve-month yield of project notes guaranteed by the U.S. Department of
Housing and Urban Development, evaluated at par, or if no such project notes are outstanding, 65% of the average twelve-month yield of U.S. Treasury Bonds, evaluated at par. The Adjustable Rate Index for each Interest Rate Period shall be set forth in a written certificate of the Indexing Agent (or the Remarketing Agent if appropriate delivered to the Company, the Remarketing Agent and the Trustee on December 26 of each year.

     "Barnett Prime Rate" means in respect of the Series 1984A Bonds, the prime commercial lending rate announced by Barnett Bank of Tampa, N.A., as in effect from time to time at its principal office in Tampa, Florida.

     "Contract" means the Original Contract, together with this First Supplemental Contract and any other supplements and amendments permitted by the Indenture.

     " F i r s t Supplemental Contract" means this First Supplemental I n stallment Purchase Contract, as amended and supplemented by any amendments and supplements hereto permitted by the Indenture.













                                                               Exhibit 4.14

     "First Supplemental Indenture" means the First Supplemental Trust Indenture, dated as of August 2, 1984, by and between the Hillsborough County Industrial Development Authority and NCNB National Bank of Florida, as trustee, as amended and supplemented by any amendments and supplements thereto permitted by the Indenture.

     "Fixed Rate Date" means for the Series 1984A Bonds, the date as of which all of the Series 1984A Bonds then outstanding shall have been converted to bear interest at a rate determined on the basis of the Fixed Rate Index, in accordance with the Indenture, which shall be on the first day of any month if the Series 1984A Bonds are converted on or before January 1, 1985, or on January 31, 1985, or on February 1 if the Series 1984A Bonds are converted in 1986 or thereafter.

     "Fixed Rate Index" for the Series 1984A Bonds means for each Interest Rate Period, the interest rate determined by the Indexing Agent on December 26 of the preceding Interest Rate Period until the Fixed Rate Date and, at the request of the Company, on the 26th day of each month during 1984, to be the average yield of not less than 20 securities selected by the Indexing Agent and evaluated at par, the term of each of which securities is substantially equal to the remaining term of the Series 1984A Bonds, the interest on each of which is exempt from federal income taxation and each of which is rated by Moody's Investors Service, Inc. and/or Standard & Poor's Corporation in the same category as the rating of the Series 1984A Bonds (without regard to any rating refinement or graduation by numerical modifier or otherwise); provided, however, that in the event the Series
1984A Bonds are no longer rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation or that the Indexing Agent no longer determines or fails to determine a Fixed Rate Index, the Fixed Rate Index for such Interest Rate Period shall be based on a percentage of the most recently published "Bond Buyer Revenue Bond Index" and on the remaining term of the Series 1984A Bonds as follows:

Percentage of the Bond                  Remaining Term of the
Buyer Revenue Bond Index                Series 1984A Bonds

     100%                               26 to 21 years
      97                                20 to 18 years
      95                                17 to 15 years
      90                                14 to 12 years
      88                                11 to 9 years
      80                                8 to 6 years
      70                                Less than 6 years
















                                                               Exhibit 4.14

In the event the "Bond Buyer Revenue Bond index" is no longer published by The Bond Buyer, the Fixed Rate Index for such Interest Rate Period shall be 85% of the annual interest rate determined by the Remarketing Agent to be the annual yield on U.S. Treasury Bonds, evaluated at par and maturing in the same year as the Series 1984A Bonds. The Fixed Rate Index for each Interest Rate Period shall be set forth in a written certificate of the Indexing Agent (or the Remarketing Agent if appropriate) delivered to the Company, the Remarketing Agent and the Trustee on December 26 of each year, and a preliminary Fixed Rate Index shall be set forth in a written certificate delivered on November 26 of each year until the Fixed Rate Date and, at the request of the Company, on the 26th day of each month during 1984.

     "Indenture" means the Original Indenture, together with the First Supplemental Indenture and any other supplements and amendments permitted thereby.

     "Interest Rate Period" shall mean, for the Series 1984A Bonds, the period from August 2, 1984 to and including the earlier of January 30, 1985 or the day before the Fixed Rate Date, and thereafter from the day after the last day of the first Interest Period until January 31, 1986, and for each twelve-month period thereafter, the period from February 1 to and including January 31 of the next calendar year.


     "1974 Contract" means the Installment Purchase and Security Contract, dated as of March 1, 1972, as amended and supplemented by a First Supplemental Installment Purchase and Security Contract, dated as of December 1, 1974, a Second Supplemental Installment Purchase and Security Contract, dated as of December 1, 1974 and a Third Supplemental Installment Purchase and Security Contract, dated as of May 1, 1976, by and between the Issuer and the Company, and any further amendments and supplements thereto permitted by the 1974 Indenture.

     "1974 Improvements" means the pollution control facilities located at the 1974 Units, including any structures, machinery, fixtures, improvements and equipment, all as described in Exhibits A-1 and B-2 attached to the 1974 Contract, as such facilities may at any time exist.





















                                                               Exhibit 4.14


     "1974 Indenture" means the Trust Indenture, dated as of March 1, 1972, as amended and supplemented by a First Supplemental Trust Indenture, dated as of November 1, 1974 and a Second Supplemental Trust Indenture, dated as of December 1, 1974, from the Hillsborough County Industrial Development Authority to New England Merchants National Bank (now, Bank of New England, N.A.), as trustee and The Florida National Bank at Lakeland, as co-trustee.

     "1974 Units" means, collectively, Units Nos. 1, 2 and 3 of the Big Bend Station, the Gannon Station and the Hooker's Point Station, and related support facilities, as they may at any time exist.

     "Original Contract" means the Installment Purchase Contract, dated as of January 31, 1984, by and between the Hillsborough County Industrial Development Authority and Tampa Electric Company.

     "Original Indenture" means the Trust Indenture, dated as of January 31, 1984, by and between the Hillsborough County Industrial Development Authority and NCNB National Bank of Florida, as Trustee.

     "Outstanding Obligations" means $4,000,000 aggregate principal amount of the Hillsborough County Industrial Development Authority Pollution Control Revenue Bonds (Tampa Electric Company Project), Series 1974A, dated as of December 1, 1974, and stated to mature in the aggregate principal amount of $4,000,000 on December 1, 1984, issued under Section 209 of the 1974 Indenture to pay a portion of the cost of the 1974 Improvements.

     " O r iginal Project" means, collectively, the pollution control facilities described in Exhibit A to the Original Contract.

     "Project"  means  the  1974  Improvements,  together with the Original
Project.

     "Series 1984A Bonds" means the Additional Bonds authorized to be issued under Section 201 of the First Supplemental Indenture and pursuant to Section 209 of the Indenture, for the purpose of providing funds for paying or providing for the payment of the principal of the Outstanding Obligations, heretofore issued under the Act for the purpose of paying a portion of the cost of the 1974 Improvements.




















                                                               Exhibit 4.14

     "2011 Series First Mortgage Bonds" means the First Mortgage Bonds to be created by the 2011 Series Supplemental Indenture and, at the option of the Company, delivered to the Trustee as security for the Company's obligation to pay the Purchase Price Installments relating to the Series 1984A Bonds, pursuant to Section 5.3 of the contract.

     "2011 Series Supplemental Indenture" means the Supplemental Indenture of Mortgage, to be dated as of the date of the 2011 Series First Mortgage Bonds, if any, by and between the Company and State Street Bank and Trust Company and Barnett Banks Trust Company, N.A. (successor trustee to Sun Bank of Tampa Bay), as trustees under the First Mortgage.

     "Units" means, collectively, the Unit and the 1974 Units.

     Section 1.2. Rules of Construction. The rules of construction set forth in Section 1.2 of the Original Contract shall be applicable to this First Supplemental contract.










































                                                               Exhibit 4.14

                                 ARTICLE II

                              REPRESENTATIONS

     Section 2.1. Representations by the Issuer. The Issuer makes the following representations, as of the date of delivery of this First Supplemental Contract:

          (a) The Issuer is duly authorized under the provisions of the Act to enter into, execute and deliver this First Supplemental Contract, to undertake the transactions contemplated by this First Supplemental Contract and by the Original Contract and to carry out its obligations hereunder and thereunder, and the Issuer has duly authorized the execution and delivery of the First Supplemental Contract;

          (b) The Issuer proposes to cause the provision for payment of the principal of the Outstanding Obligations pursuant to the terms and conditions expressed herein, all for the purpose of promoting effective and efficient pollution control throughout the State of Florida;

          (c) The Issuer proposes to issue under Section 201 of the First Supplemental Indenture and pursuant to Section 209 of the Indenture $3,950,000 aggregate principal amount of its Series 1984A Bonds for the purpose of providing funds for providing for the payment of the principal of the Outstanding Obligations and for paying the cost of issuing the Series 1984A Bonds; and

          (d) By proper action of the Issuer, the officers of the Issuer executing and attesting this First Supplemental Contract have been duly authorized to execute and deliver this First Supplemental Contract.

     Section 2.2. Representations by the Company. The Company makes the following representations, as of the date of delivery of this First Supplemental Contract:

     (a) The Company is a corporation organized and existing under the laws of the State of Florida and has power to enter into this First Supplemental Contract;

     (b) By proper corporate action, the officers executing and attesting this First Supplemental Contract have been duly authorized to execute and deliver this First Supplemental Contract;

     (c) Neither the execution or delivery of this First Supplemental Contract nor the consummation of the transactions contemplated herein, nor the fulfillment of or compliance with the terms hereof will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Restated Articles of Incorporation, its by-laws, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound;

     (d) The facilities comprising the Original Project and the 1974 Improvements constitute a "project" within the meaning of Section 159.44



                                                               Exhibit 4.14

(2) of the Act;


     (e) (i) All of the proceeds (exclusive of accrued interest) of the Outstanding Obligations have been used for payment of a portion of the "cost" (within the meaning of the Act) of the 1974 Improvements, except as provided under Article IV of the 1974 Indenture or under Article IV of the Indenture and (ii) all of the proceeds (exclusive of accrued interest) of the Series 1984A Bonds will be used for the provision for payment of the principal of the Outstanding Obligations or for payment of the "cost" (within the meaning of the Act) of issuing the Series 1984A Bonds, except as provided in Article IV of the Indenture;

     (f) Not less than substantially all of the proceeds of the Outstanding Obligations have been used to provide "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Sections 103(b)(4)(E) and (F), respectively, of the Code; and

     (g) All necessary authorizations, approvals, consents and other orders of any governmental authority or agency for the execution and delivery by the Company of this First Supplemental Contract have been obtained and are in full force and effect.




































                                                               Exhibit 4.14

                                ARTICLE III

                     ISSUANCE OF THE SERIES 1984A BONDS

     Section 3.1. Agreement of the Issuer to Issue Series 1984A Bonds; Application of Series 1984A Bond Proceeds. The Issuer agrees that it will, as promptly as possible, issue, sell and cause to be delivered to the purchasers thereof $3,950,000 aggregate principal amount of Series 1984A Bonds for the purpose of providing funds for providing for the payment of the principal of the Outstanding Obligations and for paying the cost of issuing the Series 1984A Bonds. Upon receipt of, and from, the proceeds from the sale of the Series 1984A Bonds, the Issuer will cause the Trustee
(i) to pay or deliver to the trustee under the 1974 Indenture the amounts or securities required to provide for the payment of the principal of the Outstanding Obligations and (ii) to deposit in a special account within the Construction Fund the balance of the proceeds received from the sale of the Series 1984A Bonds for application to the payment of the cost of issuing the Series 1984A Bonds.

     Section 3.2. Agreement of the Company to Provide for the Payment of Interest on the Outstanding Obligations and of Expenses. The Company agrees that simultaneously with the delivery of the Series 1984A Bonds, it will pay or deliver to the trustee under the 1974 Indenture (a) for deposit to the Bond Service Account, the amount or securities required to provide for the payment of interest on the Outstanding Obligations and (b) the amount required to provide for the payment of the fees and expenses relating to the Outstanding Obligations of the trustee and of the paying agent under the 1974 Indenture.































                                                               Exhibit 4.14

                                 ARTICLE IV
                             CONVEYANCE CLAUSE

     Section 4.1. Sale of 1974 Improvements and Confirmation of Sale of 1974 Improvements; and Confirmation of Subordinated Security Interest. (a) The Issuer hereby grants, bargains and sells to the Company, and the Company hereby purchases from the Issuer all of the Issuer's rights, title and interest in the 1974 Improvements and each and every component thereof, in accordance with the provisions of the Contract. The Issuer hereby confirms its grant, bargaining and sale to the Company, and the Company hereby confirms its purchase from the Issuer, pursuant to and in accordance with the provisions of the 1974 Contract, all of the Issuer's rights, title and interest in the 1974 Improvements and each and every component thereof. The Issuer agrees to execute and deliver to the Company such further conveyances or other evidences of title to the 1974 Improvements and to each and every component thereof as the Company may from time to time reasonably require.

     (b) As security for the performance by the Company of its obligations under Section 5.1(a) of the Contract, the Company hereby grants to the Issuer a subordinated security interest in the portion of the Collateral relating to the 1974 Improvements and in each component thereof that has been acquired by the Company from the Issuer. It is agreed that the security interest hereby granted (including the Issuer's rights of possession or repossession of such portion of the Collateral or any rights conferred upon the Issuer under the Uniform Commercial Code of the State of Florida or otherwise) is hereby made, and shall at all times be, subject to
(i) the rights of the holders of the first mortgage bonds of the Company, including the First Mortgage Bonds, issued and outstanding or to be issued under, the lien of the First Mortgage, (ii) the security interest granted to the Issuer pursuant to the 1974 Contract and (iii) any future security interest or lien created to secure any indebtedness or other obligations of the Company now existing or hereinafter issued or incurred under any indenture or other instrument that expressly provides that any such security interest or lien securing such indebtedness or obligations shall be superior to the security interest hereby granted; provided that nothing in said First Mortgage, the 1974 Contract or in such other instrument or indenture or in this Section 4.1 shall affect or diminish the obligations of the Company under Section 5.1(a) of the Contract. Such security interest shall remain in effect until the Company shall have satisfied its obligations under Section 5.1(a) of the Contract at which time the Issuer shall cause the execution and delivery to the Company of such documents as shall be necessary to effect or evidence the termination of such security interest.















                                                               Exhibit 4.14

     Section 4.2. Addition to Exhibit A; 1974 Improvements Part of the Project. Exhibit A of the Original Contract is hereby amended by adding Exhibit A-1 attached hereto, and particularly for purposes of Article V of the Contract, the word "Project" shall be deemed to include the 1974 Improvements as well as the Original Project.





                                 ARTICLE V
            SUPPLEMENTS AND AMENDMENTS TO THE ORIGINAL CONTRACT

     Section 5.1. Right to Prepay Purchase Price of Project. Section 10.1 of the Original Contract is hereby amended by relettering the existing subsection 10.1(b) as 10.1(c) and by adding a new subsection 10.1(b) as follows:

          (b) The Company shall have, and is hereby granted, the option to prepay so much of the unpaid balance of the purchase price of the Project, together with interest thereon, as may be required to redeem, pursuant to Section 301(f) of the Indenture, all Series 1984A Bonds then outstanding, if:

               ( i )    in  the  opinion  of  the  Company,  the  continued
          construction or operation by the Company of the 1974 Units is impracticable, uneconomical or undesirable due to (A) the imposition of taxes or other liabilities or burdens not being imposed as of the date of the issuance of the Series 1984A Bonds,
          (B) changes in technology or in the economic availability of raw materials or operating supplies or equipment or (C) destruction of or damage to all or a substantial portion of the 1974 Units; or

               (ii) all or substantially all of the 1974 Units shall have been condemned or taken by eminent domain; or

               (iii) the construction or operation by the Company of the 1974 Units shall have been enjoined; or




















                                                               Exhibit 4.14

     (iv) in the event the Series 2011 First Mortgage Bonds have been issued, all or substantially all the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the First Mortgage as a first lien shall be released from the lien of the First Mortgage pursuant to the provisions thereof, and available moneys in the hands of the trustee or trustees at the time serving as such under the First Mortgage, including any moneys deposited by the Company available for the purpose, are sufficient to redeem all the first mortgage bonds of all series at the redemption prices (together with accrued interest to the date of redemption) specified therein applicable to the redemption thereof upon the happening of such event.

          For the purposes of this subsection (b) of Section 10.1, the "opinion of the Company" shall be expressed to the Issuer and the Trustee by delivery of a certified copy of a resolution of the Board of Directors of the Company or the Executive Committee thereof stating that it is the opinion of said Board of Directors or Executive Committee that the circumstances, situations or conditions described in subclause (A), (B) or (C) of clause (i) of said subsection (b) exist to the extent required for the Company to exercise the option provided.

     Section 5.2.  Special Mandatory Prepayment of Purchase Price.  Section
10.3 of the Original Contract is hereby amended by adding at the end thereof, a new subsection 10.3(c) as follows:

          (c) Special Mandatory Prepayment of Purchase price (Series 1984A Bonds). If, as a result of the failure of the Company to observe any covenant, agreement or representation in the Contract, a court of competent jurisdiction or an administrative agency finally determines (such determination not to be considered final unless the Company has been given written notice and, if it so desires, has been afforded an opportunity, at the Company's expense, to contest, either directly or in the name of any holder of a Series 1984A Bond, any such determination or until conclusion of any appellate review if sought by the Company) that the interest payable on any Series 1984A Bond is includible for federal income tax purposes in the gross income, as defined in Section 61 of the Code, of any holder of a Series 1984A Bond (other than a "substantial user" of the Project or a "related person" as defined in the Code), the Company shall, within 180 days of the time of such final determination, prepay so much of the unpaid balance of the purchase price of the Project as shall be sufficient to provide for the redemption of all or any portion of the Series 1984A Bonds in accordance with the provisions of Section 301(h) of the Indenture on the date selected for redemption at a redemption price of 100% of the principal amount thereof, plus interest accrued to the redemption date, but without premium. The Company will give notice to the Issuer and the Trustee in writing of the date selected for redemption not later than 90 days after the date of such final determination, such redemption date to be not more than 90 days after the date of such written notice.








                                                               Exhibit 4.14


     Section 5.3. Purchase of Bonds. The second paragraph of Section 10.5 of the Original Contract is hereby amended by adding at the end thereof the following sentence:

          S e ries 1984A Bonds purchased by the Company from moneys transferred to the Bond Fund from the Construction Fund pursuant to
     Section 406 of the Indenture shall be delivered to the Trustee for cancellation in accordance with the Indenture.

     Section 5.4.  Mandatory Purchase by the Company of the Series
1984A Bonds at the Election of the Registered Owners. Article X of the Original Contract is hereby amended by adding at the end thereof a new
Section 10.9 as follows:

          Section 10.9.  Mandatory Purchase By the Company of the
 Series 1984A Bonds.

          (a) Except as provided in Section 10.10 hereof, the Company hereby agrees to purchase on the first day of each Interest Rate Period (except the first Interest Rate Period) all of the Series 1984A Bonds or portions thereof properly tendered to the Tender Agent for purchase in accordance with Section 307 of the Indenture, at a price equal to 100% of the principal amount thereof; provided, however, that if and to the extent the Remarketing Agent sells all or a portion of the Series 1984A Bonds so tendered for purchase, the Company shall be deemed to have satisfied its obligation to purchase the Series 1984A Bonds so tendered for purchase and resold as described in this subsection 10.9(a).

          (b)    To  comply with the requirements of subsection (a) of this
     Section 10.9, the Company shall deposit with the Tender Agent in immediately available funds an amount that, together with the proceeds received by the Remarketing Agent from the sale of all or a portion of the Series 1984A Bonds tendered for purchase, will be sufficient to cause the Tender Agent to purchase on behalf of the Company all of the Series 1984A Bonds tendered for purchase.

          (c) On or before the date on which the Series 1984A Bonds are to be purchased pursuant to tenders made in accordance with Section 307 of the Indenture the Company shall obtain from the Remarketing Agent and deliver to the Tender Agent a certificate setting forth the numbers and principal amounts of all Series 1984A Bonds sold by the Remarketing Agent and the price or prices at which such Series 1984A Bonds were sold.














                                                               Exhibit 4.14

     Section 5.5. Option to Terminate the Company's Obligation to Purchase the Series 1984A Bonds; Automatic Termination of the Company's Obligation to Purchase the Series 1984A Bonds. Article X of the Original Contract is hereby amended by adding at the end thereof a new Section 10.10 as follows:

          Section  10.10.   Option to Terminate the Company's Obligation to
     Purchase   the  Series  1984A  Bonds;  Automatic  Termination  of  the
     Company's Obligation to Purchase The Series 1984A Bonds.

          (a)    The  Company  may  elect to terminate its obligation under
     Section 10.9 hereof to purchase all of the Series 1984A Bonds tendered for purchase by delivering to the Trustee, the Issuer, the Tender Agent and the Remarketing Agent on or before December 26 if the Fixed Rate Date is to be after January 1, 1985 and on or before the 26th day of the second month preceding the Fixed Rate Date if the Fixed Rate Date is to be on or before January 1, 1985, written notice of its intention so to do, together with a written opinion of Bond Counsel to the effect that the termination of such obligation will not cause the interest on the Series 1984A Bonds or any thereof to become subject to federal income tax. Upon receipt by the Trustee of notice from the Company of its election to terminate its obligation to purchase such Series 1984A Bonds, the Trustee will give notice on January 1 (or on the first day of the month immediately preceding the Fixed Rate Date if the Fixed Rate Date is to be on or before January 1, 1985) to the registered owners of Series 1984A Bonds that beginning in the next Interest Rate Period and for each Interest Rate Period thereafter, such Series 1984A Bonds will bear interest at the rate determined in a c c ordance with Section 201(c)(ii) of the First Supplemental Indenture. After the Fixed Rate Date, the Series 1984A Bonds shall bear interest at such rate and the Company shall no longer have any obligation to purchase Series 1984A Bonds tendered for purchase.

          (b) In the event that prior to the Fixed Rate Date, the Fixed Rate Index on November 26 and December 26 in 1985 or any year thereafter is 5% or lower, the obligation of the Company to purchase all of the Series 1984A Bonds tendered for purchase on February 1 of any year after the year in which the Fixed Rate Index reached 5% or lower shall terminate.





















                                                               Exhibit 4.14

     IN WITNESS WHEREOF, the Issuer and the Company have caused this First Supplemental Contract to be executed in their respective names by their duly authorized officers and their respective seals to be hereunto affixed and attested by their duly authorized officers for and on their behalves, all as of the date first above written.

                                   HILLSBOROUGH COUNTY INDUSTRIAL
                                        DEVELOPMENT AUTHORITY


                                   By______________________________
                                     Vice Chairman
ATTEST:


___________________________
Secretary

                                   Approved as to form and legal
                              sufficiency


                                   ________________________________
                                   General Counsel to the
                                   Hillsborough County Industrial
                                   Development Authority


                                   TAMPA ELECTRIC COMPANY


                                   By______________________________
                                     Treasurer

ATTEST:


__________________________
Secretary




















                                                               Exhibit 4.14

STATE OF FLORIDA         )
                         ) ss.:
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 2 day of August, 1984, by E.G. SIMMONS, Vice Chairman of the Hillsborough County Industrial Development Authority.


                                   ________________________________
                                   Notary Public

                                   My commission expires:


(Notarial Seal)


STATE OF FLORIDA         )
                         ) ss.:
COUNTY OF HILLSBOROUGH   )

     The foregoing instrument was acknowledged before me this 2 day of August, 1984, by HILMAN F. BOWDEN, Secretary of the Hillsborough County Industrial Development Authority.


                                   ________________________________
                                   Notary Public

                                   My commission expires:


(Notarial Seal)

























                                                               Exhibit 4.14

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On the 2nd day of August, 1984, before me personally came A.D. OAK, to me know, who, being by me duly sworn, did depose and say that he resides at 715 South Edison Avenue, Tampa, Florida; that he is the Treasurer of Tampa Electric Company, the corporation described in and which executed the above instrument; that he knows the seal thereof; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of said corporation; and that he signed his name thereto by authority of said corporation.


                                        ___________________________
                                        Notary Public

                                        My commission expires:

(Notarial Seal)


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

     On the 2nd day of August, 1984, before me personally came J.E. SPROULL, to me known, who, being by me duly sworn, did depose and say that he resides at 2413 Bayshore Boulevard, Tampa, Florida; that he is the Secretary of Tampa Electric Company, the corporation described in and which executed the above instrument; that he knows the seal thereof; that the seal affixed to said instrument is the corporate seal of said corporation; that it was so affixed by authority of said corporation; and that he signed his name thereto by authority of said corporation.


                                        ___________________________
                                        Notary Public


                                        My commission expires:

(Notarial Seal)
















                                                               Exhibit 4.14

                                                       Exhibit A-1


                           The 1974 Improvements

                                        Properties of the Company
                                   in or on which Component is
Project Components            Located


1.   Upgrading Electrostatic Precipitator,
     Unit No. 1....................................Big Bend Station

2.   Upgrading Electrostatic Precipitator,
     Units Nos. 5 and 6............................Gannon Station

3.   Electrostatic Precipitator,
     Unit Nos. 2 and 3.............................Big Bend Station

4.   Ash Reinjection Equipment,
     United No. 3..................................Big Bend Station

5.   Ash Silos and Associated Ash Handling
     Equipment, Units Nos. 1, 2 and 3..............Big Bend Station

6.   Sanitary System (extended aeration
     package treatment plant), Units
     Nos. 1, 2 and 3...............................Big Bend Station

7.   Circulating Cooling Water Dilution
     Systems, Units Nos. 1 and 2...................Big Bend Station

8.   Once-Through Cooling Water Dilution
     System, Unit No. 3............................Big Bend Station

9.   Waste Treatment and Collection
     Equipment (excluding Waste
     Neutralization System), Units
     Nos. 1, 2 and 3...............................Big Bend Station

10.  Waste Treatment and Collection
     Equipment.....................................Gannon Station

11.  Waste Treatment and Collection
     Equipment.....................................Hooker's Point
                                                   Station

12.  Waste Neutralization System (treatment
     of excess acid and base), Unit No. 3..........Big Bend Station







